UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2005

Hythiam, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California		90025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 444-4300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

MANAGEMENT AND SUPPORT SERVICES AGREEMENT

On November 22, 2005, we executed a Management and Support Services Agreement with David E. Smith, M.D. Medical Group, Inc., a California professional corporation, which is beneficially owned and controlled by one of our executive officers, David E. Smith, M.D., Senior Vice President of Medical Affairs. The term of the agreement is one year, and will continue on a month-to-month basis thereafter, unless terminated for cause.

We licensed the medical group the right to use our proprietary treatment protocols and related trademarks and agreed to provide the medical group all required day-to-day management services, including general administrative support services, information systems, recordkeeping, scheduling, billing, collection, marketing and local business development, and assistance in obtaining and maintaining all federal, state and local licenses, certifications and regulatory permits required for, or in connection with, the medical group’s operation and equipment located at any of its offices. The medical group retains the sole right and obligation to provide medical services to its patients.

We will provide office space to the medical group located in Santa Monica, California, on a non-exclusive basis, and we will be responsible for all costs associated with rent and utilities. The medical group will pay us a monthly fee equal to the aggregate amount of (a) our costs of providing management services (including reasonable overhead allocable to the delivery of our services and including start-up costs such as pre-operating salaries, rent, equipment, and tenant improvements incurred for the benefit of the medical group, provided that any capitalized costs, including all start-up expense, will be amortized over a five year period), (b) 10% of the foregoing costs, and (c) any performance bonus amount, as determined by the medical group in its sole discretion. The medical group’s payment of our fee is subordinate to payment of the medical group's obligations, including physician fees and medical group employee compensation.

REVOLVING CREDIT NOTE

We also agreed to provide a credit facility to David E. Smith, M.D. Medical Group, Inc. to be available as a working capital loan up to a maximum of $500,000 to allow for the medical group to pay for its obligations, pursuant to a Revolving Credit Note. Funds will be advanced pursuant to the terms of the Management and Support Services Agreement described above. We will earn interest at the rate of 2% over the prime rate. The Note will become due on demand, or upon termination of the Management and Support Services Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hythiam, Inc.

November 29, 2005	By:	/s/ Chuck Timpe

Name: Chuck Timpe
Title: Chief Financial Officer